Exhibit 99.1

PRESS RELEASE
10/29/25
Carlisle Companies Reports Third Quarter Results
SCOTTSDALE, ARIZONA, October 29, 2025 - Carlisle Companies Incorporated (NYSE:CSL) today announced its third quarter 2025 financial results.
•Revenue of $1.3 billion, up 1% year-over-year
•Diluted EPS of $4.97 and adj. EPS of $5.61
•Operating margin of 21.8%, adj. EBITDA margin of 25.9%, CCM adj. EBITDA margin of 30.2%
•Issued $1.0 billion of debt, providing additional financial flexibility
•Increasing share repurchase target to $1.3 billion for the full year
Comments from Chris Koch, Chair, President and Chief Executive Officer
"Carlisle’s third quarter performance remained resilient despite a challenging macroeconomic environment. Revenue grew 1% year-over-year to $1.3 billion, and adjusted EPS was $5.61. We remain committed to our Vision 2030 strategy and delivering on our key initiatives and long-term financial targets to create value for our stakeholders. We fully appreciate the impact that current headwinds are having on the building products market, and we are working diligently to navigate the uncertainty in new construction activity and the ongoing changes driven by consolidation of distributors, manufacturers and contractors.

"In the third quarter, CCM continued to benefit from solid commercial re-roofing demand, a core driver of Carlisle’s value creation history. As those familiar with the Carlisle story know, re-roofing is an imperative business model, meaning it is not a discretionary item for building owners. Re-roofing demand remained healthy with stable contractor backlogs offsetting weaker new construction and temporary fluctuations in order patterns driven by changes in our distribution channel. CCM’s ability to capitalize on the favorable fundamentals supporting long-term commercial re-roofing growth, including an aging building stock and a growing footprint, are reinforced by our scale in the U.S.—arguably the best global construction market, our drive to deliver meaningful innovation to the market, and our superior Carlisle Experience. We believe the temporary changes seen in the distribution channel in 2025 will ultimately be resolved and result in a return to a more stable and improved situation.

"At CWT, the well understood and ongoing end market headwinds continued to affect results in the third quarter, particularly in residential new construction, where affordability challenges and higher interest rates continue to negatively impact demand. Our progress on strategic initiatives is gaining traction and positioning the business for steady margin expansion as we move forward and closer to a return to an improved housing market. Synergies from our Plasti-Fab and ThermaFoam acquisitions are tracking ahead of plan, and we anticipate $12 million of annualized savings in 2026. These efforts, along with our share gain initiatives in retail category expansion with UltraTouch® denim insulation and advanced waterproofing technologies are creating multiple paths to sales growth and margin improvement.

"Innovation is a critical pillar of our Vision 2030 strategy and has always been a leading differentiator for Carlisle. Our focus on innovation has delivered key new products in 2025. We are seeing strong market adoption of recently launched products such as RapidLock™, SeamShield™, APEEL™, VP Tech™, and UltraTouch®, all of which address the mega trends around energy efficiency and labor-saving solutions. We are continuing to drive increased R&D investment, including expanding our Research and Innovation Center in Carlisle, PA, to accelerate product introductions and sustain above-market growth.

"We remain committed to disciplined capital deployment and strong cash flow generation. During the quarter, we repurchased 0.8 million shares for $300 million and raised our dividend by 10%, marking Carlisle’s 49th consecutive annual increase. We expect to generate approximately $1.0 billion of cash from operating activities this year, providing meaningful capacity to reinvest in innovation, pursue strategic acquisitions, and return capital to shareholders. We are increasing our share buyback target to $1.3 billion for the full year of 2025.

"We are revising our 2025 full-year outlook to flat revenue year-over-year with adjusted EBITDA margin down 250 basis points from 2024 but still firmly in the mid-20s percent range, demonstrating the resilience of our margins through challenging new construction cycles. Our more conservative sentiment takes into account both our third quarter results and the Carlisle Market Survey results for the fourth quarter outlook. Our commercial re-roofing leadership, prudent operational enhancements, strategic growth avenues and consistent execution under Vision 2030 give us confidence even in times of prolonged economic uncertainty. We are not waiting for a recovery. We are building the next phase of growth, focused on innovation, operational excellence, and long-term value creation as we progress toward our Vision 2030 goal of $40 of adjusted EPS."

Third Quarter 2025 Financial Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share amounts)	2025	2024	Change %	2025	2024	Change %
Revenues	$1,346.9	$1,333.6	1.0%	$3,892.2	$3,880.7	0.3%
Operating income	293.9	316.4	(7.1)%	812.5	919.1	(11.6)%
Operating margin	21.8%	23.7%	-190 bps	20.9%	23.7%	-280 bps
Adjusted EBITDA	348.7	367.9	(5.2)%	976.4	1,051.0	(7.1)%
Adjusted EBITDA margin	25.9%	27.6%	-170 bps	25.1%	27.1%	-200 bps
Income from continuing operations	213.5	246.6	(13.4)%	609.1	702.7	(13.3)%
Diluted EPS	4.97	5.30	(6.2)%	13.94	14.74	(5.4)%
Adjusted EPS	5.61	5.78	(2.9)%	15.47	15.71	(1.5)%
Third Quarter 2025 Segment Highlights
Carlisle Construction Materials ("CCM")
•CCM revenue increased 0.3% (0% organic) to $1.0 billion, as healthy re-roof activity was offset by challenging new construction activity and near-term disruption from changes in the distribution channel.
•CCM operating income decreased 7% to $280 million, and adjusted EBITDA decreased 8% to $303 million, reflecting an adjusted EBITDA margin of 30.2%. This decrease was primarily the result of materials inflation, higher operating costs to enhance the Carlisle Experience, and investments in innovation.
Carlisle Weatherproofing Technologies ("CWT")
•CWT revenue increased 3% (-8% organic) to $346 million as revenue from the acquisitions of Plasti-Fab, ThermaFoam, and Bonded Logic more than offset the impact of lower volumes due to the continued softness in residential and commercial end-markets.
•CWT operating income decreased 37% to $30 million, and adjusted EBITDA decreased 13% to $60 million, reflecting an adjusted EBITDA margin of 17.4%. This decrease was primarily the result of lower volumes, partially offset by progress on strategic initiatives.
Cash Flow
•For the nine months ended September 30, 2025, cash provided by operating activities was $716 million, and free cash flow from continuing operations was $620 million.
•During the nine months ended September 30, 2025, we invested $199 million in the business with $91 million in capital expenditures and $108 million in acquisitions. We also returned $1.1 billion to shareholders through $1.0 billion of share repurchases and $135 million of dividends.
•As of September 30, 2025, we had $1.1 billion in cash and cash equivalents and $1.0 billion available under our revolving credit facility.
2025 Fourth Quarter Outlook
•Consolidated fourth quarter revenues down low-single-digit percentage year-over-year
◦CCM fourth quarter revenues down low-single-digit percentage year-over-year
◦CWT fourth quarter revenues up low-single-digit percentage year-over-year
•Consolidated fourth quarter adjusted EBITDA margin of approximately 21%

Conference Call and Webcast
Carlisle will discuss third quarter 2025 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:
Domestic toll free: 800-549-8228
International: 646-564-2877
Conference ID: 67637
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "will," "plans," "intends," "forecast," and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs that cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; the ability of our customers to maintain appropriate labor levels under U.S. immigration laws, policies and practices; the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions; our successful completion of strategic dispositions; the cyclical nature of our businesses; the impact of information technology, cybersecurity, artificial intelligence or data security breaches at our businesses or third parties; the outcome of pending and future litigation and governmental proceedings; the emergence or continuation of widespread health emergencies; and the other factors discussed in the reports we file with or furnish to the Securities and Exchange Commission from time to time. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation, interest rate and currency exchange rate fluctuations, and tariffs. Further, any conflict in the international arena, including the Russian invasion of Ukraine and war in the Middle East, may adversely affect general market conditions and our future performance. Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business.

Non-GAAP Disclosure
Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue, and free cash flow that are not recognized under GAAP. Management believes that adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and organic revenue are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Carlisle is not providing reconciliations for forward-looking non-GAAP financial measures because Carlisle does not provide GAAP financial measures on a forward-looking basis as Carlisle is unable to predict with reasonable certainty the ultimate outcome of adjusted items with unreasonable effort. These items are uncertain, depend on various factors, and could be material to Carlisle's financial results computed in accordance with GAAP.
About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials ("CCM") and Carlisle Weatherproofing Technologies ("CWT") – and family of leading brands, Carlisle delivers innovative, labor reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System ("COS"), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.
*EPS referenced in this release is from continuing operations unless otherwise noted.

CONTACT:	Mehul Patel
Vice President, Investor Relations
(310) 592-9668
mpatel@carlisle.com

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2025	2024	2025	2024
Revenues	$1,346.9	$1,333.6	$3,892.2	$3,880.7

Cost of goods sold	861.7	819.2	2,480.2	2,398.5
Selling and administrative expenses	177.9	191.8	568.8	547.9
Research and development expenses	12.4	8.1	34.2	26.6
Other operating expense (income), net	1.0	(1.9)	(3.5)	(11.4)
Operating income	293.9	316.4	812.5	919.1
Interest expense	21.3	18.6	50.8	56.0
Interest income	(6.8)	(22.6)	(14.6)	(44.3)
Other non-operating expense (income), net	1.6	(1.1)	(0.1)	(1.5)
Income from continuing operations before income taxes	277.8	321.5	776.4	908.9
Provision for income taxes	64.3	74.9	167.3	206.2
Income from continuing operations	213.5	246.6	609.1	702.7
Income (loss) from discontinued operations	0.7	(2.3)	4.2	446.3
Net income	$214.2	$244.3	$613.3	$1,149.0

Basic earnings per share attributable to common shares:
Income from continuing operations	$5.01	$5.36	$14.07	$14.93
Income (loss) from discontinued operations	0.01	(0.05)	0.09	9.48
Basic earnings per share	$5.02	$5.31	$14.16	$24.41

Diluted earnings per share attributable to common shares:
Income from continuing operations	$4.97	$5.30	$13.94	$14.74
Income (loss) from discontinued operations	0.01	(0.05)	0.09	9.36
Diluted earnings per share	$4.98	$5.25	$14.03	$24.10

Average shares outstanding:
Basic	42.5	45.9	43.2	47.0
Diluted	42.9	46.5	43.6	47.6

Dividends declared and paid per share	$1.10	$1.00	$3.10	$2.70

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in millions)	2025	2024
Net cash provided by operating activities	$715.8	$659.7

Investing activities:
Proceeds from sale of discontinued operations, net of cash disposed	—	1,998.0
Acquisitions, net of cash acquired	(108.1)	(414.3)
Capital expenditures	(91.3)	(76.7)
Other investing activities	—	1.9
Net cash (used in) provided by investing activities	(199.4)	1,508.9

Financing activities:
Proceeds from notes	987.8	—
Borrowings from revolving credit facility	—	22.0
Repayments of revolving credit facility	—	(22.0)
Repurchases of common stock	(1,000.0)	(1,166.1)
Dividends paid	(135.3)	(127.4)
Proceeds from exercise of stock options	14.8	73.1
Withholding tax paid related to stock-based compensation	(13.5)	(17.7)
Other financing activities	(19.2)	(4.8)
Net cash used in financing activities	(165.4)	(1,242.9)

Effect of foreign currency exchange rate changes on cash and cash equivalents	0.5	(0.6)
Change in cash and cash equivalents	351.5	925.1
Less: change in cash and cash equivalents of discontinued operations	—	(28.8)
Cash and cash equivalents at beginning of period	753.5	576.7
Cash and cash equivalents at end of period	$1,105.0	$1,530.6

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	September 30, 2025	December 31, 2024
Cash and cash equivalents	$1,105.0	$753.5
Long-term debt, including current portion	2,883.3	1,890.6
Total stockholders' equity	1,991.8	2,463.3

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenues excluding revenue from acquisitions completed within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,
(in millions, except percentages)	CSL		CCM		CWT
2024 Revenues (GAAP)	$1,333.6		$998.2		$335.4
Organic	(28.5)	(2.1)%	(0.2)	—%	(28.3)	(8.4)%
Acquisitions	38.9	2.9%	—	—%	38.9	11.6%
FX impact	2.9	0.2%	2.8	0.3%	0.1	—%
Total change	13.3	1.0%	2.6	0.3%	10.7	3.2%
2025 Revenues (GAAP)	$1,346.9		$1,000.8		$346.1

	Nine Months Ended September 30,
(in millions, except percentages)	CSL		CCM		CWT
2024 Revenues (GAAP)	$3,880.7		$2,870.7		$1,010.0
Organic	(118.3)	(3.1)%	(17.8)	(0.6)%	(100.5)	(10.0)%
Acquisitions	127.9	3.3%	38.8	1.3%	89.1	8.8%
FX impact	1.9	0.1%	3.2	0.1%	(1.3)	(0.1)%
Total change	11.5	0.3%	24.2	0.8%	(12.7)	(1.3)%
2025 Revenues (GAAP)	$3,892.2		$2,894.9		$997.3
Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow (defined as net cash provided by operating activities less capital expenditures) is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Operating cash flow (GAAP)	$426.9	$312.8	$715.8	$659.7
Less: operating cash flow from discontinued operations	0.7	(15.9)	4.2	(1.8)
Operating cash flow from continuing operations	$426.2	$328.7	$711.6	$661.5

Capital expenditures (GAAP)	$(33.5)	$(19.3)	$(91.3)	$(76.7)
Less: capital expenditures at discontinued operations	—	—	—	(12.4)
Capital expenditures at continuing operations	$(33.5)	$(19.3)	$(91.3)	$(64.3)

Operating cash flow from continuing operations	$426.2	$328.7	$711.6	$661.5
Capital expenditures at continuing operations	(33.5)	(19.3)	(91.3)	(64.3)
Free cash flow from continuing operations	$392.7	$309.4	$620.3	$597.2

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT") (defined as net income excluding income/loss from discontinued operations, interest expense, interest income, and provision for income taxes), adjusted EBIT (defined as EBIT excluding gains/losses and costs from acquisitions, dispositions, restructuring, impairment, casualty losses and insurance recoveries, legal settlements, pension settlements, and debt extinguishment), adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") (defined as adjusted EBIT excluding depreciation and amortization) and adjusted EBITDA margin (defined as adjusted EBITDA divided by total revenues) are intended to provide investors and others with information about Carlisle's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle's businesses and evaluate Carlisle's performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except percentages)	2025	2024	2025	2024
Net income (GAAP)	$214.2	$244.3	$613.3	$1,149.0
Less: Income (loss) from discontinued operations	0.7	(2.3)	4.2	446.3
Income from continuing operations (GAAP)	213.5	246.6	609.1	702.7
Provision for income taxes	64.3	74.9	167.3	206.2
Interest expense	21.3	18.6	50.8	56.0
Interest income	(6.8)	(22.6)	(14.6)	(44.3)
EBIT	292.3	317.5	812.6	920.6
Plus (gains) / losses and costs from:
Acquisitions	0.6	2.7	9.9	4.8
Dispositions	—	(0.3)	(0.1)	(0.6)
Restructuring	2.8	1.9	4.4	2.7
Casualty losses and insurance recoveries	—	—	—	(5.0)
Legal settlements	1.1	1.5	1.6	1.9
Pension settlements	2.1	—	1.5	—
Total non-comparable items	6.6	5.8	17.3	3.8
Adjusted EBIT	298.9	323.3	829.9	924.4
Depreciation	19.2	17.5	55.3	51.7
Amortization	30.6	27.1	91.2	74.9
Adjusted EBITDA	$348.7	$367.9	$976.4	$1,051.0
Divided by:
Total revenues	$1,346.9	$1,333.6	$3,892.2	$3,880.7
Adjusted EBITDA margin	25.9%	27.6%	25.1%	27.1%

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
(in millions)	CCM	CWT	Corporate and unallocated	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$280.3	$29.6	$(16.0)	$303.0	$46.8	$(33.4)
Non-operating expense (income), net	0.5	0.1	1.0	(0.5)	0.3	(0.9)
EBIT	279.8	29.5	(17.0)	303.5	46.5	(32.5)
Plus (gains) / losses and costs from:
Acquisitions	—	0.7	(0.1)	0.1	—	2.6
Dispositions	0.1	(0.1)	—	(0.1)	(0.2)	—
Restructuring	0.1	2.7	—	1.3	0.6	—
Legal settlements	—	1.1	—	1.0	0.5	—
Pension settlements	—	—	2.1	—	—	—
Total non-comparable items	0.2	4.4	2.0	2.3	0.9	2.6
Adjusted EBIT	280.0	33.9	(15.0)	305.8	47.4	(29.9)
Depreciation	13.4	5.4	0.4	13.0	4.1	0.4
Amortization	9.2	20.9	0.5	8.8	17.8	0.5
Adjusted EBITDA	$302.6	$60.2	$(14.1)	$327.6	$69.3	$(29.0)
Divided by:
Total revenues	$1,000.8	$346.1	$—	$998.2	$335.4	$—
Adjusted EBITDA margin	30.2%	17.4%	NM	32.8%	20.7%	NM

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
(in millions, except percentages)	CCM	CWT	Corporate and unallocated	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$798.9	$88.3	$(74.7)	$861.0	$148.2	$(90.1)
Non-operating expense (income), net	—	0.3	(0.4)	—	—	(1.5)
EBIT	798.9	88.0	(74.3)	861.0	148.2	(88.6)
Plus (gains) / losses and costs from:
Acquisitions	—	6.0	3.9	1.9	—	2.9
Dispositions	—	(0.2)	0.1	(0.2)	(0.4)	—
Restructuring	0.1	4.3	—	1.6	1.1	—
Casualty losses and insurance recoveries	—	—	—	(5.0)	—	—
Legal settlements	—	1.6	—	1.0	0.9	—
Pension settlement	—	—	1.5	—	—	—
Total non-comparable items	0.1	11.7	5.5	(0.7)	1.6	2.9
Adjusted EBIT	799.0	99.7	(68.8)	860.3	149.8	(85.7)
Depreciation	39.0	15.1	1.2	38.1	12.4	1.2
Amortization	27.4	62.3	1.5	20.2	53.2	1.5
Adjusted EBITDA	$865.4	$177.1	$(66.1)	$918.6	$215.4	$(83.0)
Divided by:
Total revenues	$2,894.9	$997.3	$—	$2,870.7	$1,010.0	$—
Adjusted EBITDA margin	29.9%	17.8%	NM	32.0%	21.3%	NM

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$214.2	$4.98		$244.3	$5.25
Less: Income from discontinued operations (GAAP)		0.7	0.01		(2.3)	(0.05)
Income from continuing operations (GAAP)		213.5	4.97		246.6	5.30
Plus (gains) / losses and costs from:
Acquisitions	0.6	0.5	0.01	2.7	2.0	0.04
Dispositions	—	—	—	(0.3)	(0.2)	—
Restructuring	2.8	2.2	0.05	1.9	1.5	0.03
Legal settlements	1.1	0.8	0.02	1.5	1.1	0.03
Pension settlement	2.1	1.6	0.04	—	—	—
Acquisition-related amortization(3)	28.7	22.1	0.51	25.4	19.2	0.41
Discrete tax items(4)	—	0.5	0.01	—	(1.3)	(0.03)
Total adjustments		27.7	0.64		22.3	0.48
Adjusted net income		$241.2	$5.61		$268.9	$5.78
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, excess tax benefits from stock compensation, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$613.3	$14.03		$1,149.0	$24.10
Less: Income from discontinued operations (GAAP)		4.2	0.09		446.3	9.36
Income from continuing operations (GAAP)		609.1	13.94		702.7	14.74
Plus (gains) / losses and costs from:
Acquisitions	9.9	7.6	0.17	4.8	3.6	0.08
Dispositions	(0.1)	—	—	(0.6)	(0.4)	(0.01)
Restructuring	4.4	3.4	0.08	2.7	2.1	0.04
Casualty losses and insurance recoveries	—	—	—	(5.0)	(3.8)	(0.08)
Legal settlements	1.6	1.2	0.03	1.9	1.4	0.03
Pension settlement	1.5	1.2	0.03	—	—	—
Acquisition-related amortization(3)	85.6	65.5	1.50	70.5	53.1	1.11
Discrete tax items(4)	—	(12.1)	(0.28)	—	(9.8)	(0.20)
Total adjustments		66.8	1.53		46.2	0.97
Adjusted net income		$675.9	$15.47		$748.9	$15.71
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.